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                                  Press Release
                           TITAN CORPORATION ACQUIRES
                          SYSTEM RESOURCES CORPORATION

      TITAN CONTINUES STRATEGY TO ACQUIRE INFORMATION TECHNOLOGY COMPANIES

                     SYSTEM RESOURCES CORPORATION GENERATED
                         REVENUES OF $63 MILLION IN 1998

San Diego, June 10, 1999 - The Titan Corporation (NYSE: TTN) announced today that it has acquired 100 percent of the stock of System Resources Corporation
(SRC) in a transaction accounted for as a purchase. SRC, headquartered in Boston, Massachusetts, generated revenue of $63 million for its fiscal year ended September 30, 1998. The acquisition will be financed by Titan's credit facilities. The specific terms of the acquisition were not disclosed.

         System Resources Corporation, founded in 1985, has experienced continued growth as a provider of information systems solutions and services including complex, high-end customized systems utilizing leading edge technologies. SRC's business base principally includes aviation and airport systems, security, logistics automation, and command and control. SRC has a diverse range of clients within the Department of Defense, Federal Aviation Administration, other federal agencies, state governments and commercial organizations. SRC employs approximately 600 people based in ten U.S. offices. Samir A. Desai, founder and Chief Executive Officer of SRC will act as a consultant to Titan.

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              3033 Science Park Road, San Diego, California 92121
                                 (619) 552-9500


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         Commenting on the  acquisition,  Titan's  President and Chief Executive
Officer, Gene W. Ray said, "We are very excited that SRC has joined the Titan family. Not only has SRC experienced a growth rate of over 20 percent since 1996, SRC also brings additional significant information technology capability to Titan, particularly in the security and intelligence areas. Ray went on to say, "The integration of SRC and Titan is expected to be very smooth due to the similar customer base and geographic location of operations of the two companies." Ray concluded, "With the acquisition of SRC, Titan's core government information technology business is nearly one third of a billion dollars in size on an annualized revenue run rate basis. Through internal growth and further acquisitions, we remain committed to building a billion dollar business in the Defense Information Technology area over the next several years."

         The Titan Corporation is a leading provider and integrator of state-of-the-art information technology, satellite communications systems and services, and medical product sterilization and food pasteurization products and services. In addition to maximizing internal growth, Titan employs a strategy of acquiring businesses that can be readily integrated into its existing core businesses in order to increase profitability and grow market share. The firm has annualized sales in excess of $400 million with a total backlog of more than $1.0 billion and has 2,800 employees. Titan Corporation is headquartered in San Diego, CA.

 "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, dependence on continued funding of U.S. Department of Defense programs, government contract procurement and termination risks, and other risks described in the Company's Securities and Exchange Commission filings.

   Contact: Sharon Donahoo, Investor Relations (619) 552-9400/invest@titan.com Press Releases and other Titan information are available on
                            The Titan Corporation's
                   World Wide Web site: http://www.titan.com/

                       If you would like to receive press
                      releases via electronic mail, please
                      contact the Corporate Communications
                        Department at corpcomm@titan.com.

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              3033 Science Park Road, San Diego, California 92121
                                 (619) 552-9500